Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment To Amended And Restated Credit Agreement (hereinafter referred to as the “Amendment”) executed as of the 18th day of July, 2005, by and among Clayton Williams Energy Inc., a Delaware corporation (“CWEI”),  Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), a Delaware corporation (“SWR”, and together with CWEI and each of their respective successors and permitted assigns, the “Borrowers” and each a “Borrower”), Warrior Gas Co., a Texas corporation (“Warrior”), CWEI Acquisitions, Inc. a Delaware corporation (“CWEI Acquisitions”), Romere Pass Acquisition L.L.C., a Delaware limited liability company (“Romere”), CWEI Romere Pass Acquisition Corp., a Delaware corporation (“Romere Corp”), Blue Heel Company, a Delaware corporation (“Blue Heel”), and Tex-Hal Partners, Inc., a Delaware corporation (“Tex-Hal” and together with Warrior, CWEI Acquisitions, Romere, Romere Corp and Blue Heel and each of their successors and permitted assigns, the “Guarantors” and each a “Guarantor”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), a national banking association (“JPMorgan Chase”), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party to the Agreement pursuant to the provisions of Section 14.3 thereof or any successor or permitted assignee thereof (hereinafter collectively referred to as “Lenders”, and individually, “Lender”), JPMorgan Chase, as Administrative Agent (in its capacity as Administrative Agent and together with its successors in such capacity, “Administrative Agent”).  Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Amended and Restated Credit Agreement dated as of May 21, 2004, by and among Borrowers, Guarantors, Administrative Agent and Lenders (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

WITNESSETH:

WHEREAS, the Borrowers and the Guarantors have requested that the Administrative Agent and the Lenders amend the Agreement to permit the Borrowers and the Guarantors to incur up to $225,000,000 in additional unsecured indebtedness and the Administrative Agent and the Lenders (or at least the requisite percentage thereof)  have agreed to do so on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders, hereby agree as follows:

SECTION 1.         Amendments to the Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the  Agreement shall be amended in the manner provided in this Section 1.

1.1          Additional Definitions. Article I of the Agreement shall be and it hereby is amended by adding the following definitions in the correct alphabetical order:

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement, dated July 18, 2005, among Borrowers, Guarantors, Administrative Agent and Lenders.

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “new Indebtedness”) incurred in exchange for, or proceeds of which are used to refinance, all of any other permitted Indebtedness (the “Refinanced Indebtedness”); provided that (a) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Indebtedness has a stated maturity no earlier than the stated maturity of the Refinanced Indebtedness and an average life to maturity no shorter than the average life to maturity of the Refinanced Indebtedness; (c) such new Indebtedness does not have a stated interest rate in excess of the stated interest rate of the Refinanced Indebtedness and is not payable more frequently than the Refinanced Indebtedness; (d) such new Indebtedness is incurred by only those Persons that are obligors on the Refinanced Indebtedness; and (e) such new Indebtedness does not contain any material terms, conditions, covenants or defaults other than those which then exist in the Senior Note Documents or could be included in the Senior Note Documents by an amendment or other modification permitted under Section 8.18.

“Senior Note Documents” means the Senior Notes and the indenture pursuant to which the Senior Notes are issued and the Senior Notes evidencing any Permitted Refinancing Indebtedness and the indenture pursuant to which such Senior Notes are issued, in each case, as amended, modified or supplemented from time to time except as prohibited by Section 8.18 (unless waived or consented to by the Required Lenders in accordance with Section 10.2).

“Senior Notes” means the notes evidencing the Indebtedness permitted under Section 8.11(viii) and any notes evidencing Permitted Refinancing Indebtedness with respect thereto.

1.2          Deleted Definitions.  Article I of the Agreement shall be and it hereby is amended by deleting the definitions of “Capital Markets Event” and “Unsecured Notes” in their entirety.

1.3          Mandatory Prepayments.  Section 2.7.2 of the Agreement shall be and it hereby is amended by deleting the second sentence of such Section in its entirety.

1.4          Borrowing Base. Section 4.1 of the Agreement shall be and it hereby is amended by adding the following at the end of such Section:

Effective upon the issuance of any Senior Notes permitted by Section 8.11(viii) at any time prior to July 29, 2005, the Borrowing Base then in effect shall automatically be adjusted to be an amount equal to (i) $200,000,000 minus (ii) an amount equal to the product of 0.30 multiplied by the stated principal amount of such issued Senior Notes, and such amount shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrowers, the Administrative Agent and the Lenders on such date until the next redetermination or modification thereof hereunder.  If no Senior Notes permitted by Section 8.11(viii) are issued prior to July 29, 2005, then the Borrowing Base then in effect shall automatically be adjusted to be $200,000,000 effective July 29, 2005, and such amount shall become the new Borrowing Base, effective and applicable to the Borrowers, the Administrative Agent and the Lenders on such date until the next redetermination or modification thereof hereunder, in which case, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Lender then a party to this Agreement, ratably in accordance with its Pro Rata Share, a Borrowing Base increase fee equal to 0.25% on the amount of any increase of the Borrowing Base over the Borrowing Base previously in effect, payable within five Business Days after the effective date of such increase of the Borrowing Base.  Notwithstanding anything to the contrary contained herein, effective upon the issuance of any Senior Notes (but excluding any Permitted Refinancing Indebtedness described in Section 8.11(x)) permitted by Section 8.11(viii) at any time on or after July 29, 2005, the Borrowing Base then in effect shall automatically be reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such issued Senior Notes, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrowers, the Administrative Agent and the Lenders on such date until the next redetermination or modification thereof hereunder.

1.5          Redetermination of the Borrowing Base.  Section 4.2 of the Agreement shall be and it hereby is amended by amending and restating the third sentence of such Section in its entirety to read as follows:

By October 1 of each year beginning October 1, 2004, or within thirty (30) days after (i) the receipt by the Borrowers of notice from the Administrative Agent that the Lenders require a Special Redetermination, or (ii) the Borrowers give notice to the Administrative Agent of their desire to have a Special Redetermination performed, the Borrowers shall furnish to the Lenders a Reserve Report in form and substance reasonably satisfactory to the Administrative Agent, said Reserve Report to utilize economic and pricing parameters used by the Administrative Agent as established from to time, together with such other information, reports and data concerning the value of such Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties.

1.6          Dividends. Section 8.10 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.10         Dividends.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except, any Subsidiary of CWEI may declare and pay dividends or make distributions with respect to its Capital Stock to the holders thereof.

1.7          Indebtedness. Section 8.11 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.11         Indebtedness.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(i)            The Loans, the Guaranties and the Reimbursement Obligations.

(ii)           Indebtedness existing on the date hereof and described in Schedule 8.11.

(iii)          Indebtedness arising under Rate Management Transactions permitted under clause (v) of Section 8.15.

(iv)          At any time prior to the incurrence of the Indebtedness permitted under clause (viii) of this Section 8.11 and the prepayment of the Senior Term Indebtedness with the proceeds thereof, Indebtedness of any Borrower and any Guarantor arising under the Senior Term Credit Documents.

(v)           Indebtedness of any Borrower to any other Borrower, or of any Guarantor to any Borrower or to any other Guarantor, or of any Borrower to any Guarantor; provided, that all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of all of the Obligations in a manner and on terms and conditions reasonably satisfactory to the Administrative Agent, provided further, that, upon the written request of the Administrative Agent and within thirty (30) days of such request, the Credit Parties shall cause such intercompany Indebtedness to be evidenced by promissory notes reasonably satisfactory to the Administrative Agent, and shall cause such promissory notes to be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Lenders and, if any Senior Term Indebtedness is still outstanding, the Senior Term Lenders, on terms and conditions reasonably satisfactory to the Administrative Agent.

(vi)          Indebtedness consisting of Vendor Financings.

(vii)         Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate amount at any time outstanding not to exceed $1,000,000.

(viii)        Indebtedness consisting of senior unsecured notes in an aggregate outstanding principal balance at any time not to exceed $225,000,000 and any guarantees thereof; provided that (a) upon the incurrence thereof, no Unmatured Default or Default has occurred and is continuing or would result therefrom, (b) such Indebtedness is unsecured, (c) all Persons incurring such Indebtedness are Borrowers and/or Guarantors, (d) the stated maturity date with respect to such Indebtedness is not earlier than the seventh anniversary of the initial issuance of Senior Notes, (e) the annual coupon interest rate with respect to such Indebtedness is fixed at a rate that does not exceed 9.50% per annum and is payable no more frequently than quarterly, (f) the negative covenants and events of default in the Senior Note Documents (or other provisions which have the same effect as negative covenants or events of default) are not more restrictive on any Borrower or any Guarantor than those set forth in the draft of the Description of the Notes provided to the Lenders prior to the date of the First Amendment, (g) except in connection with a “change of control” put option or certain other triggering events relative to asset dispositions as set forth in such Description of the Notes, the Senior Note Documents do not provide for or otherwise require any mandatory redemption, repayment, defeasance, repurchase or other amortization of principal prior to scheduled maturity, and (h) promptly after the date such Indebtedness is initially incurred and in any event within ten (10) days after such Indebtedness is initially incurred, the net proceeds thereof are first used to pay in full the Indebtedness permitted under the foregoing clause (iv) of this Section 8.11, and any remaining net proceeds are applied to prepay, without premium or penalty but subject to the funding indemnification amounts required by Section 3.4, the outstanding Loans.

(ix)           Unsecured Indebtedness not included in the foregoing clauses (i) through (viii) which does not exceed at any time outstanding $5,000,000.

(x)            Indebtedness which constitutes Permitted Refinancing Indebtedness of Indebtedness described in clause (viii) of this Section 8.11 and any guarantees thereof.

(xi)           Indebtedness arising under renewals or extensions of (but not increases in the principal amount) of the Indebtedness described in any of the foregoing clauses (ii) and (iv).

1.8          Amendment of Certain Documents.  Section 8.18 shall be and it hereby is amended in its entirety to read as follows:

8.18         Amendments to Organizational and Other Documents.  No Borrower will, nor will any Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) its Organizational Documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect, or (b) any Senior Term Credit Document or Senior Note Document if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Senior Term Indebtedness or Senior Notes or rate of interest on any of the Senior Term Indebtedness or Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Term Credit Documents and the Senior Note Documents), (ii) change or add any event of default or any covenant with respect to the Senior Term Indebtedness or the Senior Note Documents if the effect of such change or addition is to cause any one or more of the Senior Term Credit Documents or the Senior Note Documents to be more restrictive on any Credit Party than such Senior Term Credit Documents or such Senior Note Documents were prior to such change or addition, (iii) change the dates upon which payments of principal or interest on the Senior Term Indebtedness or the Senior Note Documents are due, (iv) change any redemption or prepayment provisions of the Senior Term Indebtedness or the Senior Note Documents, or (v) grant any Liens in any assets or properties of any Credit Party, other than the Liens granted to secure the Senior Term Indebtedness under the Loan Documents.

1.9          Consolidated Current Ratio.  Section 8.22.1 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.22.1.     Consolidated Current Ratio. CWEI will not permit the Consolidated Current Ratio as of the end of any Fiscal Quarter to be less than 1.00 to 1.00.

1.10        Restrictions on Prepayment. Section 8.27 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.27         Restriction on Payments of Certain Indebtedness.  Prior to the termination of all Commitments and the payment and performance in full of the Obligations, CWEI will not, nor will CWEI permit any other Credit Party to, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled maturity thereof any part of the principal of, or interest on, the Senior Term Indebtedness, the Senior Notes or any Permitted Refinancing Indebtedness thereof; provided that (i) so long as (a) no Default or Unmatured Default exists on the date any such payment is made or would be caused thereby, and (b) before and after giving effect to any such payment, the Available Aggregate Commitment is not less than ten percent (10%) of the Borrowing Base then in effect, the Borrowers may prepay all or any portion of the outstanding principal balance of the Senior Term Indebtedness and any accrued but unpaid interest required to be paid in connection with such prepayment; (ii) so long as (a) no Default or Unmatured Default exists on the date such payment is made or would be caused thereby and (b) the Borrowers are in compliance with Section 2.7.2 after giving effect to such payment, the Borrowers may retire, redeem, defease, repurchase or prepay all or any portion of the Senior Term Indebtedness, the Senior Notes and/or any Permitted Refinancing Indebtedness thereof, and any accrued but unpaid interest or any premium required to be paid in connection with such prepayment, with the net proceeds of any sale of Capital Stock (other than Disqualified Capital Stock) of CWEI or the net proceeds of any Permitted Refinancing Indebtedness; and (iii) so long as (a) no Default or Unmatured Default exists on the date such payment is made or would be caused thereby and (b) the Borrowers are in compliance with Section 2.7.2 after giving effect to such prepayment, upon the initial issuance of any Senior Notes, the Borrowers shall retire, redeem, defease, repurchase or prepay in full the outstanding principal balance of the Senior Term

Indebtedness, and any accrued but unpaid interest thereon with the net proceeds of the issuance of the Senior Notes.

SECTION 2.         Consent and Reaffirmation of Guarantors.  By their execution hereof, each Guarantor hereby (i) acknowledges receipt of this Amendment, (ii) consents to the Borrowers’ execution and delivery hereof; (iii) agrees to be bound hereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrowers to Lenders pursuant to the terms of its Guaranty in favor of Administrative Agent and the Lenders and (v) reaffirms that its Guaranty is and shall continue to remain in full force and effect.

SECTION 3.         Conditions.  The amendments to the Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1          Execution and Delivery.  Each Borrower and each Guarantor shall have executed and delivered this Amendment.

3.2          Representations and Warranties.  The representations and warranties of each Borrower under the Agreement, as amended by the Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date).

3.3          No Event of Default.  No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

3.4          Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

3.5          Senior Term Indebtedness Consent.  The Administrative Agent shall have received a copy of a consent to the incurrence of the Indebtedness under the Senior Notes (as defined in the Agreement after giving effect to this Amendment), in form and substance satisfactory to the Administrative Agent and executed by the holders of the Senior Term Indebtedness (or at least the requisite percentage thereof).

SECTION 4.         Representations and Warranties of Borrowers.  To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders as follows:

4.1          Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of any Borrower or any Guarantor contained in the Agreement or in any of the other Loan Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

4.2          Corporate Authority; No Conflicts.  The execution, delivery and performance by each Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within each such Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Borrower or any Guarantor or result in the creation or imposition of any Lien upon any of the assets of any Borrower or any Guarantor except for Permitted Liens and otherwise as permitted in the Agreement.

4.3          Enforceability.  This Amendment constitutes the valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5.         Miscellaneous.

5.1          Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Borrower or any Guarantor under the Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2          Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3          Legal Expenses.  The Borrowers hereby agree, jointly and severally, to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4          Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until the Borrowers, the Guarantors, the Lenders (or at least the requisite percentage thereof), and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5          Complete Agreement.  THIS AMENDMENT, THE AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE

PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6          Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS:

CLAYTON WILLIAMS ENERGY, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President and General Counsel

SOUTHWEST ROYALTIES, INC.
a Delaware limited liability company

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

GUARANTORS:

WARRIOR GAS CO.
a Texas corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Secretary

CWEI ACQUISITIONS, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Secretary

ROMERE PASS ACQUISITION L.L.C.
a Delaware limited liability company

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

CWEI ROMERE PASS ACQUISITION CORP.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

BLUE HEEL COMPANY
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

TEX-HAL PARTNERS, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

JPMORGAN CHASE BANK, N.A.,
(successor by merger to Bank One, N.A. (Illinois)),
as Administrative Agent and a Lender

By:	/s/ Wm. Mark Cranmer
Name: Wm. Mark Cranmer
Title: Vice President

BANK OF SCOTLAND
as Co-Agent and a Lender

By:	/s/ Amena Nabi
Name:	AMENA NABI
Title:	ASSISTANT VICE PRESIDENT

UNION BANK OF CALIFORNIA, N.A.
as Syndication Agent and a Lender

By:	/s/ Kimberly Coil
Name:	Kimberly Coil
Title:	Assistant Vice President

By:	/s/ Ali Ahmed
Name:	Ali Ahmed
Title:	Vice President

BNP PARIBAS
as Documentation Agent and a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Vice President

By:	/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

FORTIS CAPITAL CORP.
as a Lender

By:	/s/ Michele Jones
Name:	Michele Jones
Title:	Senior Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

COMERICA BANK
as a Lender

By:	/s/ Alison Fuqua
Name:	Alison J. Fuqua
Title:	Corporate Banking Officer

GUARANTY BANK
as a Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

NATEXIS BANQUES POPULAIRES
as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Vice President and Manager

By:	/s/ Daniel Payer
Name:	Daniel Payer
Title:	Vice President

BANK OF TEXAS, N.A.
as a Lender

By:	/s/ J. Michael Delbridge
Name:	J. Michael Delbridge
Title:	Senior Vice President